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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                         Date of Report: MARCH 20, 2003

                 Date of Earliest Event Reported: MARCH 20, 2003

                            LIBERTY MEDIA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

             0-20421                                   84-1288730
     (Commission File Number)          (I.R.S. Employer Identification No.)

                               12300 LIBERTY BLVD.
                            ENGLEWOOD, COLORADO 80112
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (720) 875-5400

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ITEM 9. REGULATION FD DISCLOSURE.

     This 8-K is being furnished by Liberty Media Corporation pursuant to Item 9 in compliance with Regulation FD in anticipation of disclosures to third parties of the matters described herein.

     Liberty has previously disclosed that its subsidiary, Starz Encore Group LLC, initiated a lawsuit in July 2001 in a Colorado state court against AT&T Broadband and its subsidiary, Satellite Services, Inc., for breach of contract and collection of damages and costs. That lawsuit arose out assertions by AT&T Broadband (f/k/a Tele-Communications, Inc.) that the excess programming costs pass through provisions of Satellite Services' affiliation agreement with Starz Encore Group LLC are unenforceable and that the affiliation agreement, as a whole, may be "voidable." Under that affiliation agreement, which was entered into in 1997, AT&T Broadband made fixed monthly payments to Starz Encore in exchange for unlimited access to all of the existing Encore and STARZ! programming services for cable systems operated by AT&T Broadband and various affiliated companies. The payment from AT&T Broadband could be adjusted if AT&T acquired or disposed of cable systems, or if Starz Encore's programming costs increased or decreased above or below amounts specified in the agreement. AT&T Broadband's payments were to be adjusted by a proportion of any such increase or decrease in programming costs.

     On October 29, 2001, the parties to the Colorado action entered into a tolling agreement pursuant to which they moved the court to stay the lawsuit until August 31, 2002, to permit the parties an opportunity to resolve the dispute. In conjunction with that agreement, AT&T Broadband and Liberty Media entered into various agreements whereby Starz Encore indirectly received payment for AT&T Broadband's proportionate share of the programming costs pass through for 2001. The stay and tolling agreement were extended by the court and the parties until January 31, 2003, at which time the stay and tolling agreement expired.

     On November 18, 2002, AT&T Broadband completed a transaction in which AT&T Broadband and Comcast Holdings Corporation (f/k/a Comcast Corporation) became wholly owned subsidiaries of Comcast Corporation (f/k/a AT&T Comcast Corporation). On the same day, Comcast Corporation and Comcast Holdings Corporation filed an action for declaratory judgment against Starz Encore in the U.S. District Court for the Eastern District of Pennsylvania, alleging that Comcast Holdings' affiliation agreement with Starz Encore permits Comcast Corporation to terminate the AT&T Broadband affiliation agreement and to replace that agreement with Comcast Holdings' affiliation agreement with Starz Encore. Comcast Holdings'affiliation agreement with Starz Encore provides for a per subscriber fee rather than the fixed monthly payments provided for in the AT&T Broadband agreement and has no provision for the pass through of excess programming costs. Starz Encore has filed a motion to dismiss that case on the grounds that the claims made by the plaintiffs should be made in the Colorado state court proceeding initiated by Starz Encore.

     On January 31, 2003, Starz Encore filed a motion to amend its complaint in the Colorado action to add Comcast Corporation and Comcast Holdings Corporation as defendants, claiming, among other things, breach of contract and intentional interference with contractual relations. It has since filed a motion seeking to add additional claims to its complaint.

     AT&T Broadband has stopped making payments under its affiliation agreement with Starz Encore. Instead, Comcast Corporation has made payments to Starz Encore related to distribution of Starz Encore's services on AT&T Broadband's cable systems based on its claim that the per subscriber fees payable under Comcast Holdings' affiliation agreement are applicable, which has resulted in lower aggregate payments to Starz Encore. In addition, both AT&T Broadband and Comcast have limited their cooperation with Starz Encore on various matters, including, for example, promotion of Starz Encore's channels.

     Starz Encore is vigorously contesting Comcast's claims in the Pennsylvania federal court proceeding and believes that it will succeed in its defense of those claims. Starz Encore is also vigorously prosecuting its claims in the Colorado court proceeding and believes that it will succeed in obtaining a judgment against the defendants in that proceeding. However, because both actions are at an early stage, it
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is not possible to predict with a high degree of certainty the outcome of either action, and there can be no assurance that those actions will ultimately be resolved in favor of Starz Encore. If Starz Encore were to fail in its efforts to enforce its affiliation agreement with AT&T Broadband, that failure would have a material adverse effect on Starz Encore's revenue and operating income.

     Because of the uncertainty in predicting the outcome of the court actions, Liberty has determined for financial reporting purposes to exclude from Starz Encore's revenue the amounts due under the AT&T Broadband affiliation agreement from and after November 18, 2002. Rather, from that date it is including revenue amounts due under the Comcast affiliation agreement on account of distribution of the Starz service on AT&T Broadband's systems. This treatment is in accordance with SEC Staff Accounting Bulletin 101, which provides that revenue should not be recognized unless collectibility of amounts owed is reasonably assured. The reduction in revenue based upon the difference in payments prescribed in each of the Comcast and AT&T Broadband affiliation agreements was approximately $9 million for the period from November 18, 2002 through December 31, 2002. Starz Encore had revenue of $945 million and operating income of $297 million for the year ended December 31, 2002.

     For the year ending December 31, 2003, Starz Encore estimates that the difference in revenue as calculated under the AT&T Broadband and Comcast affiliation agreements, respectively, will be approximately $80 million. The estimated difference in revenue would have approximately a dollar-for-dollar impact on Starz Encore's operating income, as Starz Encore would not realize any significant cost savings associated with the reduction in revenue. The foregoing reduction in revenue does not reflect the impact of any changes in marketing efforts or packaging of Starz Encore's services that Comcast may implement. No assurance can be given that any marketing or packaging changes that Comcast may implement will not have a material adverse effect on Starz Encore's revenue and operating income.

     There were no excess programming costs in 2002 that Starz Encore had the right to pass through to AT&T Broadband under its affiliation agreement, and none are currently expected in 2003. Because the amount of excess programming costs is subject to a variety of factors, including receipts from theatrical release of motion pictures covered by Starz Encore's agreements with movie studios, Liberty is unable to estimate the share of those excess programming costs that could be passed through to AT&T Broadband, were the AT&T Broadband affiliation agreement held enforceable, for 2004 and thereafter. However, such amounts could be significant.

     Certain statements in this Form 8-K may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Liberty Media and its subsidiaries or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, among others: the risks and factors described in the publicly filed documents of Liberty Media, including the most recently filed Form 10-Q of Liberty Media; general economic and business conditions and industry trends including in the advertising and retail markets; the continued strength of the industries in which Liberty Media operates; uncertainties inherent in proposed business strategies and development plans; rapid technological changes; future financial performance, including availability, terms and deployment of capital; availability of qualified personnel; changes in, or the failure or the inability to comply with, government regulation, including, without limitation, regulations of the Federal Communications Commission, and adverse outcomes from regulatory proceedings; changes in the nature of key strategic relationships with partners and joint ventures; competitor responses to Liberty Media's products and services, and the overall market acceptance of such products and services, including acceptance of the pricing of such products and services; and threatened terrorist attacks and ongoing military action, including the potential for armed conflict in the Middle East and other parts of the world. These forward-looking statements speak only as of the date of this Form 8-K. Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2003

                                        LIBERTY MEDIA CORPORATION

                                        By: /s/ Christopher W. Shean
                                            ----------------------------
                                            Name:  Christopher W. Shean
                                            Title: Senior Vice President
                                                   and Controller